APPENDIX A

GLOBAL INDEX ADVISORS SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Wells Fargo Advantage Dow Jones Target Today Fund

Wells Fargo Advantage Dow Jones Target 2010 Fund

Wells Fargo Advantage Dow Jones Target 2015 Fund

Wells Fargo Advantage Dow Jones Target 2020 Fund

Wells Fargo Advantage Dow Jones Target 2025 Fund

Wells Fargo Advantage Dow Jones Target 2030 Fund

Wells Fargo Advantage Dow Jones Target 2035 Fund

Wells Fargo Advantage Dow Jones Target 2040 Fund

Wells Fargo Advantage Dow Jones Target 2045 Fund

Wells Fargo Advantage Dow Jones Target 2050 Fund

Wells Fargo Advantage Dow Jones Target 2055 Fund

Wells Fargo Advantage Dow Jones Target 2060 Fund1

Most recent annual approval by the Board of Trustees:  June 1, 2014

Appendix A amended:  February 19, 2015

APPENDIX B

GLOBAL INDEX ADVISORS SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 20th day of May, 2014, and is amended as of the 19th day of February, 2015, by and between Wells Fargo Funds Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and Global Index Advisors, Inc. (the “Sub-Adviser”).

            WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Fund throughout the month:

Name of Fund

Sub-Advisory Fee

% of Avg. Daily Net Asset Value
Wells Fargo Advantage Dow Jones Target Today Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2010 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2015 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2020 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2025 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2030 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2035 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2040 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2045 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2050 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2055 Fund	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%
Wells Fargo Advantage Dow Jones Target 2060 Fund[2]	First $300M Next $200M Over $500M	0.06% 0.05% 0.04%

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

The foregoing fee schedule is agreed to as of this 19th day of February, 2015, and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST

on behalf of the Fund

By:______________________________

C. David Messman

Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: _____________________________

Aldo Ceccarelli

Senior Vice President

GLOBAL INDEX ADVISORS, INC.

By: _____________________________

                                                      James Lauder

                                                      Chief Executive Officer

1  On February 19, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dow Jones Target 2060 Fund.  The Fund will commence operations in the third quarter 2015.

2  On February 19, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dow Jones Target 2060 Fund.  The Fund will commence operations in the third quarter 2015.